UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2013

FEIHE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	001-32473	90-0208758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor
Chaoyang District, Beijing, China 100016

(Address of Principal Executive Offices, including Zip Code)

+86 (10) 8457-4688

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2013, Feihe International, Inc., a Utah corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Diamond Infant Formula Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Holdco”), Platinum Infant Formula Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Holdco (“Parent”), and Infant Formula Merger Sub Holding Inc., a Utah corporation and a wholly owned subsidiary of Parent (“Merger Sub”, together with the Company, Holdco and Parent, the “Parties” and any one of them a “Party”).

The Merger Agreement

Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent and a wholly-owned indirect subsidiary of Holdco (the “Merger”). In connection with and at the effective time of the Merger, each share of the Company’s common stock that is outstanding immediately prior to the effective time of the Merger will be cancelled in consideration for the right to receive $7.40 in cash without interest (the “Merger Consideration”), except for (a) shares of the Company’s common stock (including shares issuable upon the exercise of vested Company options) currently beneficially owned by Mr. You-Bin Leng, the Company’s Chief Executive Officer and the Chairman of its Board of Directors (the “Board”), Mr. Sheng-Hui Liu, a director of the Company and vice president of one of the Company’s subsidiaries, and Mr. Hua Liu, the Company’s Vice Chairman and Chief Financial Officer (collectively, the “Rollover Holders”, and the shares of common stock beneficially owned by the Rollover Holders, the “Rollover Shares”), which shares will be cancelled for no consideration at the effective time of the Merger, (b) shares of the Company’s common stock owned by Holdco, Parent, Merger Sub, the Company or any its subsidiary immediately prior to the effective time of the Merger, which shares will be cancelled for no consideration at the effective time of the Merger, and (c) shares of the Company’s common stock owned by shareholders who have exercised and not effectively withdrawn or lost the right of dissent in accordance with applicable Utah law, which shares will be canceled at the effective time of the Merger and will entitle the former holders thereof to receive the appraised value thereon in accordance with applicable Utah law.

In addition, in connection with the Merger, each option to purchase shares of the Company’s common stock pursuant to the Company’s 2009 Equity Incentive Plan (excluding any option beneficially owned by the Rollover Holders) that is then outstanding and unexercised immediately prior to the effective time of the Merger, whether or not then vested, shall be cancelled and converted into the right to receive, following the effective time of the Merger, a cash amount equal to (i) the total number of shares of the Company’s common stock subject to such option multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per share of the Company’s common stock issuable under such option.

Following the effective time of the Merger, Holdco will be beneficially owned by the Rollover Holders and an affiliate or affiliates of Morgan Stanley Private Equity Asia. Currently, the Rollover Holders collectively beneficially own approximately 41.3% of the Company’s outstanding shares of common stock.

The Merger Agreement contains representations and warranties of the Company, on the one hand, and of Holdco, Parent, and Merger Sub, on the other. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Parties and may be subject to important qualifications and limitations agreed to by the Parties in connection with the negotiated terms. Moreover, some of those representations and warranties (a) may not be accurate or complete as of any specified date, (b) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or (c) may have been used for purposes of allocating risk among the Parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Company has also agreed to customary covenants, including, among other things, covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger and (ii) the calling and holding of a meeting of the Company’s shareholders for the purpose of obtaining the requisite approval of the Company’s shareholders necessary to approve the Merger Agreement and effect the Merger under Utah law.

Consummation of the Merger is subject to the approval of the Merger Agreement and the Merger at the Company’s shareholders’ meeting by both (a) holders of at least a majority of the outstanding shares of the Company’s common stock and (b) holders (other than the Rollover Holders) of at least a majority of the outstanding shares of the Company’s common stock other than the Rollover Shares, as well as other customary conditions.

The Merger Agreement contains certain termination rights for the Company and Parent. The Merger Agreement may be terminated under certain circumstances, including, among others, termination by mutual agreement of the Company and Parent or by either the Company or Parent if the Merger is not consummated on or before December 3, 2013. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the Company terminates the Merger Agreement in order to enter into a definitive acquisition agreement that constitutes a Superior Proposal (as defined below) with a person or group of persons that were solicited by and in discussions with the Company during the Go-Shop Period (as defined below), the Company will have to pay Parent a termination fee of $1.5 million. If the termination fee becomes payable in other specifically defined circumstances, the amount of the termination fee payable by the Company to Parent will be $2.2 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $3.65 million in the event that the Company terminates the Merger Agreement because of Holdco’s, Parent’s or Merger Sub’s material breach of the Merger Agreement or because Parent has not closed the Merger within three business days of notice that all conditions to be satisfied by the Company and the mutual conditions have been satisfied.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in their entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Board and Special Committee Approval

The Merger Agreement was exclusively negotiated on behalf of the Company by the Special Committee (the “Special Committee”) formed by the Board. The Board, acting upon the unanimous recommendation of the Special Committee, unanimously approved the Merger Agreement and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable, fair to and in the best interest of the Company and its shareholders, and resolved to recommend that the Company’s shareholders vote to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The Special Committee was comprised of Mr. Kirk Downing, Mr. David Dong and Ms. Xiaofei Ren, each of whom is an independent director of the Company and is unaffiliated with any of the members of the buyer consortium Sponsor or the management members of the Company.

Go-Shop Period

During the period beginning on the date of the Merger Agreement and continuing through April 2, 2013 (the “Go-Shop Period”), the Company may (acting under the direction of the Special Committee) initiate, solicit and encourage, whether publicly or otherwise, any alternative transaction proposals from third parties, provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative transaction proposals. Starting on April 3, 2013, the Company will become subject to “no-shop” restrictions on its ability to solicit alternative transaction proposals from third parties or to provide non-public information to or engage in discussions or negotiations with third parties regarding alternative transaction proposals, except that the Company may continue to engage in the aforementioned activities with certain third parties that contacted the Company and made an alternative transaction proposal during the Go-Shop Period that the Special Committee has determined constitutes or could reasonably be expected to lead to a Superior Proposal.

Notwithstanding the limitations applicable after the Go-Shop Period, prior to the receipt of the shareholders’ approval of the Merger Agreement and the Merger, the Company may, under certain circumstances, provide information to and participate in discussions or negotiations with third parties with respect to unsolicited alternative transaction proposals that the Special Committee has determined are or could reasonably be expected to lead to a Superior Proposal. Under the Merger Agreement, a “Superior Proposal” is defined as an acquisition proposal in respect of fifty percent or more of the Company’s equity securities or assets that constitute fifty percent or more of the revenues or assets of the Company and its subsidiaries, taken as a whole, which the Special Committee (or the Board) has determined in good faith (after consultation with legal and financial advisors), if consummated, would result in a transaction more favorable to the Company’s shareholders (other than the Rollover Holders) than the terms of the Merger Agreement and is reasonably likely to be consummated on the terms proposed (taking into account factors the Special Committee (or the Board) determines to be relevant).

Voting Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into a voting agreement (the “Voting Agreement”) with Parent and the Rollover Holders, pursuant to which each Rollover Holder has agreed to vote all shares of the Company’s common stock that they beneficially own in favor of the approval of the Merger Agreement at a special meeting of the Company’s shareholders to be convened to consider the approval of the Merger Agreement.

Contribution Agreement

Concurrently with the execution of the Merger Agreement, the Rollover Holders entered into a contribution agreement (the “Contribution Agreement”) with Holdco and the Company pursuant to which the Rollover Holders have agreed, among other things, to contribute to Parent the Rollover Shares (comprising approximately 41.3% of the outstanding shares of the Company’s common stock as of March 3, 2013) immediately prior to the closing of the Merger.

Limited Guarantee

In connection with the Merger Agreement, Mr. You-Bin Leng and Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd (the “Sponsor”) also entered into a limited guarantee (the “Limited Guarantee”) in favor of the Company with respect to certain payment obligations of Holdco, Parent and Merger Sub under the Merger Agreement, including, among other things, the $3.65 million termination fee that may become payable to the Company by Parent pursuant to the Merger Agreement.

Debt and Equity Financing

Holdco and Parent have secured a debt facility from Wing Lung Bank Limited and Cathay United Bank to provide a term loan to Parent in an amount of $50 million, on the terms and conditions set forth in a facility agreement executed on March 3, 2013 by and among Wing Lung Bank Limited, Cathay United Bank, Parent and certain other parties, to finance the transactions contemplated by the Merger Agreement (including related fees and expenses). In addition, pursuant to a line of credit agreement (the “Line of Credit”) and a loan agreement (the “Loan Agreement”) entered into by and among Heilongjiang Feihe Dairy Co., Limited, a subsidiary of the Company (“Heilongjiang”), and Wing Lung Bank Limited, Shanghai Branch (“Wing Lung Shanghai”) on March 3, 2013, Wing Lung Shanghai has agreed to provide Heilongjiang an onshore term loan in an amount of RMB15,000,000 (the “Onshore Credit Facility”) for general working capital purposes and a credit line of RMB70,000,000 (which amount includes such RMB15,000,000 term loan). Drawdown of the Onshore Credit Facility is conditioned upon, among other things, the registration of certain mortgages over real estate interests of the Company’s subsidiaries in China as security for the obligations of the Company’s subsidiaries under the Line of Credit and the Loan Agreement.

In addition, the Sponsor has committed to contribute an aggregate of $28.1 million to Holdco, and Mr. You-Bin Leng has committed to contribute an aggregate of $8.16 million to Holdco, in each case, for the purposes of financing the transactions contemplated by the Merger Agreement, including related fees and expenses.

The foregoing descriptions of the Voting Agreement, the Contribution Agreement, the Limited Guarantee, the Line of Credit Agreement and the Loan Agreement, and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Voting Agreement, the Contribution Agreement, the Limited Guarantee, the Line of Credit Agreement and the Loan Agreement attached hereto Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 respectively, which are incorporated herein by reference.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the U.S. Securities and Exchange Commission (the “SEC”), be deemed to be “participants” in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the proposed merger when it is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

Cautionary Note Regarding Forward-Looking Statements

This report may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning expected benefits and costs of the proposed Merger; management plans relating to the Merger; the expected timing of the completion of the Merger; the parties’ ability to complete the Merger considering the various closing conditions, including any conditions related to regulatory approvals, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “will,” “would,” “could,” “should,” “may,” “believes,” “expects” or similar expressions. Such information is based upon expectations of the Company’s management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company’s control and based upon premises with respect to future business decisions, which are subject to change. Risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011, as amended, and in other reports filed with the United States Securities and Exchange Commission and available at www.sec.gov. The Company assumes no obligation to update any such forward-looking statements.

Item 8.01 Other Events.

On March 4, 2013, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 3, 2013 by and among Feihe International, Inc., Diamond Infant Formula Holding Limited, Platinum Infant Formula Holding Limited, and Infant Formula Merger Sub Holding Inc.

10.1	Voting Agreement, dated March 3, 2013 by and among Feihe International, Inc., Platinum Infant Formula Holding Limited, Mr. You-Bin Leng, Mr. Sheng-Hui Liu, and Mr. Hua Liu.

10.2	Contribution Agreement, dated March 3, 2013 by and among Feihe International, Inc., Diamond Infant Formula Holding Limited, Platinum Infant Formula Holding Limited, Mr. You-Bin Leng, Mr. Sheng-Hui Liu, and Mr. Hua Liu.

10.3	Limited Guarantee, dated March 3, 2013 by and among Feihe International, Inc., Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd and Mr. You-Bin Leng.

10.4	Line of Credit Agreement, dated March 3, 2013 by and among Heilongjiang Feihe Dairy Co., Limited and Wing Lung Bank Limited, Shanghai Branch.*

10.5	Loan Agreement, dated March 3, 2013 by and among Heilongjiang Feihe Dairy Co., Limited and Wing Lung Bank Limited, Shanghai Branch.*

99.1	Press Release of Feihe International, Inc., dated March 4, 2013.

* Original agreement is in Chinese. English translation attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2013	FEIHE INTERNATIONAL, INC.

	By:	/s/ Hua Liu
	Name:	Hua Liu
	Title:	Vice Chairman, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 3, 2013 by and among Feihe International, Inc., Diamond Infant Formula Holding Limited, Platinum Infant Formula Holding Limited, and Infant Formula Merger Sub Holding Inc.

10.1	Voting Agreement, dated March 3, 2013 by and among Feihe International, Inc., Platinum Infant Formula Holding Limited, Mr. You-Bin Leng, Mr. Sheng-Hui Liu, and Mr. Hua Liu.

10.2	Contribution Agreement, dated March 3, 2013 by and among Feihe International, Inc., Diamond Infant Formula Holding Limited, Platinum Infant Formula Holding Limited, Mr. You-Bin Leng, Mr. Sheng-Hui Liu, and Mr. Hua Liu.

10.3	Limited Guarantee, dated March 3, 2013 by and among Feihe International, Inc., Morgan Stanley Private Equity Asia III Holdings (Cayman) Ltd and Mr. You-Bin Leng.

10.4	Line of Credit Agreement, dated March 3, 2013 by and among Heilongjiang Feihe Dairy Co., Limited and Wing Lung Bank Limited, Shanghai Branch.*

10.5	Loan Agreement, dated March 3, 2013 by and among Heilongjiang Feihe Dairy Co., Limited and Wing Lung Bank Limited, Shanghai Branch.*

99.1	Press Release of Feihe International, Inc., dated March 4, 2013.

* Original agreement is in Chinese. English translation attached.